Exhibit 99.8
SCIENTIFIC GAMES CORPORATION
2003 INCENTIVE COMPENSATION PLAN
AS AMENDED AND RESTATED JUNE 11, 2014

EQUITY AWARD NOTICE

You have been granted the equity award shown below with respect to shares of Class A Common Stock, par value $0.01 (“Shares”), of Scientific Games Corporation (“Company”). This award is subject to the applicable award agreement, by and between you and Company, and Company’s 2003 Incentive Compensation Plan, as amended from time to time, both of which are incorporated herein and made a part of this notice.

Award Recipient:    [•]

Stock Options

Grant Date:        [•]

Number of Shares:        [•]

Exercise Price:        [•]

Vesting Schedule:    4 years*

Restricted Stock Units (“RSUs”)

Grant Date:        [•]

Number of Shares:        [•]

Vesting Schedule:    4 years*

Performance-Conditioned RSUs (“PRSUs”)

Grant Date:        [•]

Number of Shares:        [•]

Vesting Schedule:    4 years**

Executed as of the Grant Date

SCIENTIFIC GAMES CORPORATION

By:___________________________________
Scott Schweinfurth
Executive Vice President and Chief Financial Officer

*25% of total number of Shares subject to the award on each of first four (4) anniversaries of Grant Date
**With respect the PRSUs, vesting is contingent upon satisfaction of the performance conditions as more fully described on Exhibit A hereto.

EXHIBIT A

Performance Conditions

[•]